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                                                                  Exhibit 10.13


                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made by and between Landacorp, Inc. (the "Company") and Bryan H. Lang ("Employee") as of June 20, 2001 (the - "Effective Date"). .

         WHEREAS, Employee was employed by the Company; and

         WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

         1. Resignation. Employee resigned from his position as the Company's Chief Technology Officer and Chief Marketing Officer as of the Effective Date.

         2. Consideration.

                  (a) During the 9-month period following the Effective Date (the "Payment Period"), the Company agrees to pay Employee at the rate of $16,045.22 per month (including that portion of the Vacation Payment Amount (as defined herein) to be paid to Employee in installments during the Payment Period in accordance with Section 2(b)), less applicable withholding, in accordance with the Company's payroll practices.

                  (b) All of Employee's accrued vacation and personal days as of the Effective Date, totaling the sum of $100,414 less applicable withholding, shall be deemed the "Vacation Payment Amount." Fifty percent of the Vacation Payment Amount shall be paid to Employee on the Effective Date. The remaining Vacation Payment Amount shall be paid to Employee in equal installments during the Payment Period, in accordance with the Company's payroll practices.

                  (c) For a minimum of 12 months following the Effective Date Employee Company agrees to retain Employee, and Employee agrees to act as a consultant whenever requested by the, Company's Chief Executive Officer, and provide the Company with services requested by the Company as may be directed by the Company, including but not limited to, providing advice, strategic and structural analysis and implementation and managing specified projects. Such consulting services shall be rendered at mutually agreeable times, not to exceed five days per calendar month without the prior written consent of Employee, and may be rendered by telephone, electronically or in person, as agreed by the parties. Employee acknowledges that attending meetings, developing written plans and reports, managing personnel, and participating in joint discussions with customers and potential customers are included in the services to be provided by Employee in his continuing role as a consultant to the Company. The Company agrees to pay Employee at a rate of $2,000 for each day or portion thereof that Employee provides such service at the request of the Company's Chief Executive Officer; provided, however, that the initial 10 days of consulting services shall be provided by Employee to the Company at no cost. The Company will


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reimburse Employee for any reasonable expenses incurred by Employee in connection with his provision of the consulting services to the Company in accordance with the Company's then existing expense reimbursement policies applicable to senior executives. This consulting relationship shall terminate automatically on the first anniversary of this Agreement unless earlier terminated by Employee on 30 days' prior written notice.

                  (d) Options.

                           (i) Effective the date hereof, all of Employee's
195,000 shares of Company Common Stock subject to a repurchase right in favor of the Company shall be released from such repurchase right.

                           (ii) Effective the date hereof, 37,500 of Employee's
50,000 options granted on March 1, 1999 (the "March 1999 Options") to purchase shares of Company Common Stock shall be deemed fully vested and immediately exercisable. The remaining 12,500 March 1999 Options shall vest at the rate of 1/12`h thereof monthly hereafter while Employee maintains a consulting relationship with the Company. If Employee ceases to be a service provider to the Company, (A) the remaining March 1999 Options will cease to vest immediately, and (B) Employee may exercise any vested March 1999 Options within 30 days of such termination. If Employee does not exercise the Options within 30 days after he ceases to be a service provider to the Company, the Options shall terminate and the shares of Company Common Stock covered by such Options shall revert to the Company's 1998 Equity Incentive Plan (the "Plan"). The exercise of any stock options shall continue to be subject to the terms and conditions of the Plan and the applicable Stock Option Agreement between Employee and the Company.

                           (iii) As of the Effective Date, all of Employee's
50,000 options granted on October 31, 2000 shall be deemed expired. Employee hereby consents to such expiration and agrees to execute and deliver to the Company such. additional documentation as shall be necessary to carry out the foregoing.

                           (iv) As of the Effective Date, $26,323.62,
representing all principal and interest under any loans, notes or other instruments payable by Employee to the Company shall be deemed due and owing to the Company. Employee hereby consents to the foregoing and agrees that all amounts owed thereunder shall be deducted from the portion of the Vacation Payment Amount to be paid to employee on the Effective Date pursuant to Section 2(b) above. Employee further agrees to execute and deliver to the Company such additional documentation as shall be necessary to carry out the foregoing.

         3. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employee Proprietary Information and Inventions Agreement, dated February 26, 1998, by and between Employee and Landa Management Systems, the Company's predecessor. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date; provided, however, (i) Employee may retain his laptop computer and all software existing on the hard drive thereof at the Effective Date, which has been paid for by the Company, and (ii) Employee may retain confidential


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corporate documents appropriate for conducting activities as a member of the
Board of Directors and as a consultant to Landacorp.

         4. Vacate Offices of Company. Employee hereby agrees to vacate the Company's offices located at 900 Fortress Street, Suite 100, Chico, California 95973 within thirty (30) business days following the Effective Date.

         5. Payment of Salary. Except for payments to be made by the Company pursuant to Section 2 above, Employee acknowledges and represents, that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.

         6. Release of Claims. Employee agrees that the consideration set forth in Section 2 above represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, for his or its part separately and collectively, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, shall and hereby do fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, as a result of things undertaken, done, said, stated, done or admitted to be done, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

                  (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; that have occurred up to the Effective Date only;

                  (c) any and all claims for wrongful discharge of employment; constructive termination; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion; that have occurred up to the Effective Date only;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the


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Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974,
the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, and Labor Code
section 201, et seq. and section 970, et seq.;

any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g) any and all claims for attorneys' fees and costs.

         The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing or Section 9 below, nothing herein shall be deemed to be a release or agreement not to sue of one party with respect to any claim, duty, obligation or cause of action relating to Employee's ownership of securities of the Company and/or facts, events or circumstances arising after the date hereof. This release does not extend to any obligations incurred under this Agreement.

         7. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         8. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.


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         9. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not presently intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

         10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment-with the Company, its subsidiaries or related companies, or any successor.

         11. Confidentiality. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information, and as, in the reasonable opinion of counsel, as may be required by law.

         12. No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company for any events that have taken place prior to the Effective date, unless, in the reasonable opinion of counsel he is required by law to do so.

         13. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed to the Company's Vice President of Human Resources. Upon inquiry regarding the Employee's employment relationship with the Company, the Company shall only provide the information set forth in Exhibit A annexed hereto.

         14. No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         15. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         16. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Sacramento, California before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The


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Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

         17. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         18. No Representations: Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         19. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         20. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

         21. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.

         22. Governing Law. This Agreement shall be governed by the laws of the State of California.

         23. Effective Date. This Agreement is effective seven days after it has been signed by both Parties.

         24. Counterparts. This Agreement may be executed in counter-parts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         25. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a) They have read this Agreement;


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                  (b) They have been represented in the preparation,
negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         26. Non-Solicitation. For 24 months following the Effective Date, Employee shall not solicit, recruit or hire, or assist any other person or entity to solicit, recruit or hire, any employee of the Company or any of its affiliates who is employed by the Company on the Effective Date without the express written consent of the Company's Chief Executive Officer. In the event of any reductions) in work force of the Company's operations in Chico, California, Employee shall have the right to solicit, recruit or hire, or assist any other person to solicit, recruit or hire any employee of the Company's Chico operations terminated in connection with such reduction in work force or any other method of severance and/or termination

         27. Notices. All notices and demands of every kind pursuant to this Agreement shall be delivered or sent to the parties at the addresses appearing following their signatures to this Agreement or at such other address as a party may designate in writing to the other party. Any such notice or demand shall be effective immediately upon delivery by facsimile or in person, one day after deposit with Federal Express or similar overnight courier for next day delivery and with delivery fees prepaid, or three days after deposit in the United States mail, postage prepaid and addressed to the party at the address given following the party's signature.


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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                             LANDACORP, INC.

Dated: June 20, 2001                         By:
                                                -------------------------------
                                                Name: Eugene Santa Cattarina
                                                Title: Chief Executive Officer
                                                Address:
                                                   4151 Ashford Dunwoody Rd.,
                                                   Suite 505
                                                   Atlanta, Georgia 30319


                                             BRYAN H. LANG, an individual

Dated: June 20, 2001                         /s/ Bryan H. Lang
                                             ----------------------------------
                                             Bryan H. Lang

                                             Address:
                                                   35 Covell Park Avenue
                                                   Chico, California 95926-1734


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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                             LANDACORP, INC.

Dated: June 20, 2001                         By: /s/ Eugene Santa Cattarina
                                                -------------------------------
                                                Name: Eugene Santa Cattarina
                                                Title: Chief Executive Officer
                                                Address:
                                                   4151 Ashford Dunwoody Rd.,
                                                   Suite 505
                                                   Atlanta, Georgia 30319


                                             BRYAN H. LANG, an individual

Dated: June 20, 2001                         /s/ Bryan H. Lang
                                             ----------------------------------
                                             Bryan H. Lang

                                             Address:
                                                   35 Covell Park Avenue
                                                   Chico, California 95926-1734


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